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                                                                   EXHIBIT 10.54

                          SUBORDINATED PROMISSORY NOTE


$5,700,000                                                As of January 20, 1996


     FOR VALUE RECEIVED, WINCUP HOLDINGS, L.P., a Delaware limited partnership (the "Maker") hereby promises to pay to the order of JAMES RIVER PAPER COMPANY, INC., a Virginia corporation (the "Payee") the principal sum of FIVE MILLION SEVEN HUNDRED THOUSAND DOLLARS ($5,700,000) and interest thereon according to the terms hereof.

     1.  Payment of Principal and Interest.  Interest shall accrue on the
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outstanding principal hereunder at an annual rate of ten percent (10%) for the first two (2) years and twelve percent (12%) thereafter. For the first two (2) years, accrued interest shall be compounded quarterly and added to the principal on the first day of each July, October, January and April. Thereafter, but only to the extent that (i) all sums due and owing under that certain Senior Promissory Note, dated the date hereof, issued by Maker in favor of Payee, in the original principal amount of Seven Million Dollars ($7,000,000) (the "JR $7,000,000 Note") shall have been satisfied in full; (ii) all sums due and owing under that certain Subordinated Promissory Note, dated the date hereof, issued by Maker in favor of WinCup Holdings, Inc. ("WinCup"), in the original principal amount of One Million Eight Hundred Thousand Dollars ($1,800,000) (the "WinCup $1,800,000 Note") shall have been satisfied in full; (iii) all sums due and owing under that certain Senior Subordinated Promissory Note, dated the date hereof, issued by Maker in favor of Payee in the original principal amount of Four Million Four Hundred Thousand Dollars ($4,400,000) (the "JR $4,400,000 Note") shall have been satisfied in full; (iv) all sums due and owing under those certain Subordinated Promissory Notes, dated the date hereof, executed by Maker in favor of Scott Paper Company ("Scott") and Payee, each in the original principal amount of Three Hundred Thousand Dollars ($300,000) (the "Scott $300,000 Note" and the "JR $300,000 Note", respectively) shall have been satisfied in full; and (v) all sums due and owing under that certain Subordinated Promissory Note, dated the date hereof, issued by Maker in favor of WinCup, in the original principal amount of One Million Dollars ($1,000,000) (the "Wincup $1,000,000 Note") shall have been satisfied in full, accrued interest payments (not including interest accrued during the first two (2) years) shall be paid to Payee quarterly, on the first day of each July, October, January and April; provided, however, to the extent there are insufficient funds available to pay in full the interest payment due hereunder and the interest payment due under that certain Subordinated Note, dated the date hereof, executed
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by Maker in favor of Scott, in the original principal amount of Two Million
Seven Hundred Thousand Dollars ($2,700,000) (the "Scott $2,700,000 Note"), the interest payment made hereunder shall be ratably reduced to an amount equal to
(1) the ratio of (a) the scheduled interest payment due hereunder relative to
(b) the aggregate of the scheduled interest payment due hereunder plus the scheduled interest payment due under the $2,700,000 Note, multiplied by (2) the funds available to make such interest payment. Commencing on the first day of the month after all sums due and owing under the JR $7,000,000 Note, the WinCup $1,800,000 Note, the JR $4,400,000 Note, the Scott $300,000 Note, the JR
$300,000 Note and the WinCup $1,000,000 Note have been satisfied in full, but in no event earlier than the third anniversary of the date hereof, and on the first day of each third month thereafter, the Maker shall make principal payments to the Payee in the amount of Four Hundred Fifteen Thousand Six Hundred Twenty-Five Dollars ($415,625) each, with a final payment on the fifth anniversary hereof in an amount equal to the remaining unpaid principal balance and all accrued interest thereon; provided, however, to the extent there are insufficient funds available to pay in full any scheduled principal payment due hereunder (other than the final payment) and the principal payment due on the same date under the Scott $2,700,000 Note, such scheduled principal payment due hereunder shall be ratably reduced to an amount equal to (1) the ratio of (a) the scheduled principal payment due hereunder relative to (b) the aggregate of the scheduled principal payment due hereunder plus the scheduled principal payment due under the Scott $2,700,000 Note, multiplied by (2) the funds available to make such principal payment. Subject to the terms of the Subordination Agreements (as hereinafter defined), this Note may be prepaid at any time without penalty or prepayment charge.

     2.  Place of Payment.  All amounts payable by the Maker to the Payee
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hereunder shall be paid directly to the Payee at its address as set forth in paragraph 11 hereof, or at such other address of which the Payee shall give written notice to the Maker.

     3.  Representations and Warranties of Maker.  The Maker represents and
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warrants that as of the date hereof:

         (a) Maker is a limited partnership duly organized in accordance with the laws of the state of Delaware with all necessary powers to own its properties and operate its business as now owned and operated by it;

         (b) Maker has full power and authority to enter into this Note and Maker has taken or caused to be taken all actions required by law, its partnership agreement dated as of the date hereof between Payee and WinCup (the "Partnership Agreement"), or otherwise to authorize the approval, execution and consummation

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of the transactions contemplated by this Note.  This Note is a valid and binding obligation of Maker, enforceable against Maker in accordance with its terms, except (i) as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought; and

         (c) Neither the execution and delivery of this Note, nor the consummation of the transactions contemplated hereby, will (i) violate any provision of the Partnership Agreement of Maker, (ii) violate, or be in conflict with, or constitute a default under, or permit the termination of, or cause the acceleration of the maturity of any debt or obligation of Maker, (iii) require the consent of any other party, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of Maker under any agreement or commitment to which Maker is a party or by which Maker is bound, or (iv) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which Maker is subject.

     4.  Events of Default; Remedies.  If any of the following events of
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default ("Events of Default") shall occur and be continuing for any reason whatsoever (and whether it shall be voluntary or involuntary or occur or be affected by operation of law or otherwise);

         (a) the Maker defaults in the payment when due of any principal or interest or other sum payable under this Note;

         (b) the Maker shall (i) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (ii) make an assignment for the benefit of its creditors, (iii) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (iv) be adjudicated insolvent or be liquidated, or (v) take appropriate action for the purpose of any of the foregoing;

         (c) a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by the Maker, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy

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or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Maker, or if any petition for any such relief shall be filed against the Maker, and such order or petition shall not be dismissed within sixty (60) days; or

         (d) any material representation or warranty heretofore or hereafter made by or on behalf of the Maker herein or in any certificate or other writing delivered under or pursuant to this Note or in connection with any provision hereof or related to the transactions contemplated hereby shall prove to have been false or incorrect or breached in any material respect on the date as of which made;

     then, subject to the terms of the Subordination Agreements, automatically upon the occurrence of any Event of Default described in subparagraph (b) and
(c), or in the sole discretion of the Payee upon any other Event of Default,
(i) the unpaid principal amount of, and the unpaid interest on, this Note shall become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Maker, and (ii) the Payee may exercise a right of set-off against all property of the Maker in the Payee's possession at the time of the occurrence of the Event of Default and thereafter.

     5.  Additional Remedies.  Subject to the terms of the Subordination
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Agreements, if any Event of Default shall have occurred and be continuing, the
Payee may proceed to protect and enforce its rights under this Note by exercising such remedies as are available to the Payee in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any agreement contained in this Note or in aid of the exercise of any power granted in this Note. No remedy is intended to be exclusive and each such remedy shall be cumulative.

     6.  SUBORDINATION.  THIS NOTE IS SUBJECT TO (A) THE SUBORDINATION
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AGREEMENT, DATED AS OF JANUARY 22, 1996, AMONG THE MAKER, THE PAYEE AND THE BANK
OF NEW YORK COMMERCIAL CORPORATION, AS AGENT (THE "LENDER SUBORDINATION AGREEMENT"), UNDER WHICH THIS NOTE AND THE MAKER'S OBLIGATIONS HEREUNDER ARE SUBORDINATED IN THE MANNER SET FORTH THEREIN TO THE PRIOR PAYMENT OF CERTAIN OBLIGATIONS TO THE HOLDERS OF SENIOR INDEBTEDNESS AS DEFINED THEREIN; AND (B)
THE INTERCREDITOR AND SUBORDINATION AGREEMENT, DATED AS OF JANUARY 20, 1996, AMONG THE MAKER, THE PAYEE, WINCUP HOLDINGS, INC. AND SCOTT PAPER COMPANY (THE "PARTNERSHIP SUBORDINATION AGREEMENT"; AND TOGETHER WITH THE LENDER
SUBORDINATION AGREEMENT, THE "SUBORDINATION AGREEMENTS"), UNDER WHICH THIS NOTE AND THE MAKER'S OBLIGATIONS HEREUNDER ARE SUBORDINATED IN THE MANNER SET FORTH THEREIN TO THE PRIOR PAYMENT OF CERTAIN OTHER OBLIGATIONS OF THE MAKER.

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     7.  No Waiver.  Neither the failure of the Payee nor any delay on the part
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of the Payee in the exercise of any right, power or privilege under this Note shall operate as a waiver thereof, nor shall any single or partial exercise by the Payee of any right, power, or privilege preclude any other or further exercise of that or any other right, power or privilege.

     8.  Expenses.  The Maker shall reimburse the Payee promptly for all
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reasonable counsel fees, costs and other expenses incurred by the Payee in connection with the enforcement and collection of this Note.

     9.  Payment Due On Holidays.  If the principal of or interest on this Note
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or any fee due hereunder falls due on a Saturday, Sunday or legal holiday at the place of payment, such payment shall be made on the next succeeding business day and such extended time shall be included in computing interest.

     10. Applicable Law.  The construction, interpretation and enforcement of
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this Note shall be governed by the laws of the State of Delaware.

     11. Notices.  Every notice and communication under this Note shall be in
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writing and shall be given by either (i) hand-delivery, (ii) first class mail
(postage prepaid), (iii) reliable overnight commercial courier (charges prepaid), or (iv) telecopy or other means of electronic transmission, if confirmed promptly by any of the methods specified in clauses (i), (ii) and
(iii) of this sentence, to the following addresses:

           If to the Maker:

           WinCup Holdings, L.P.
           c/o WinCup Holdings, Inc.
           735 Chesterbrook Blvd.
           Chesterbrook, Pennsylvania  19087-5638
           Attn: Michael T. Kennedy, Chairman
           Telecopy Number:  (610) 640-2619

           If to the Payee:

           James River Paper Company, Inc.
           P.O. Box 2218
           Tredegar Street
           Richmond, Virginia  23217
           Attn: General Counsel
           Telecopy Number:  (804) 629-4281

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           With a copy to:

           McGuire, Woods, Battle & Boothe, L.L.P.
           One James Center
           901 E. Cary Street
           Richmond, Virginia  23219
           Attn: Michael J. Schewel, Esquire
           Telecopy Number:  (804) 775-1061

         Notice given by telecopy or other means of electronic transmission shall be deemed to have been given and received when sent. Notice by overnight courier shall be deemed to have been given and received on the date scheduled for delivery. Notice by mail shall be deemed to have been given and received three (3) calendar days after the date first deposited in the United States Mail. Notice by hand delivery shall be deemed to have been given and received upon delivery.

         A party may change its address by giving written notice to the other party as specified herein.

         12.  Severability.  If any provision in this Note shall be held invalid
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under any applicable law, such invalidity shall not effect any other provision of this Note that can be given effect without the invalid provision and, to this end, the provisions hereof are severable.

         13.  Successors and Assigns.  This Note shall be binding upon the Maker
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and its successors and assigns, and shall inure to the benefit of the Payee and its successors and assigns, provided that Maker may not assign any of its rights or obligations hereunder or any interest herein without the written consent of Payee. Payee may assign this Note or any interest herein without restriction, and upon written notice being given to Maker of such assignment, the assignee shall be deemed to be the Payee for all purposes hereunder.

         14.  Waiver of Demand, Presentment, etc.  The Maker waives the
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requirements of demand, presentment, protest, notice of protest and dishonor and all other demands or notices of any kind in connection with the delivery, acceptance, performance, default, dishonor or enforcement of this Note.

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         IN WITNESS WHEREOF, and intending to be legally bound hereby, WinCup
Holdings, L.P. has caused this Note to be executed and delivered by its proper and duly authorized officer as of the date first above written.


                                          WINCUP HOLDINGS, L.P.

                                          By: WINCUP HOLDINGS, INC.,
                                              its general partner


                                          By: /s/ Michael T. Kennedy
                                              ------------------------
                                              Michael T. Kennedy,
                                              Chairman

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